EX-2

OPINION OF GENERAL COUNSEL



                       GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062
                         Direct Dial Number 847-402-2400
                             Facsimile 847-402-4371


Michael J. Velotta
Vice President, Secretary
and General Counsel

                                                    April 18, 2002


TO:           GLENBROOK LIFE AND ANNUITY COMPANY
              NORTHBROOK, ILLINOIS  60062

FROM:         MICHAEL J. VELOTTA
              VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

RE:           FORM S-6 REGISTRATION STATEMENT
              UNDER THE SECURITIES ACT OF 1933
              FILE NO. 333-02581

         With reference to the Registration Statement on Form S-6 filed by Glenbrook Life and Annuity Company (the "Company") with the Securities and Exchange Commission covering the Modified Single Premium Variable Life Insurance Contracts, I have examined such documents and such law as I have considered necessary and appropriate, and on the basis of such examination, it is my opinion that as of April 18, 2002:

1. The Company is duly organized and existing under the laws of the State of Arizona and has been duly authorized to do business by the Director of Insurance of the State of Arizona.

2. The securities registered by the above Registration Statement when issued will be valid, legal and binding obligations of the Company.

         I hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


Sincerely,


/s/ MICHAEL J. VELOTTA

Michael J. Velotta
Vice President, Secretary and
General Counsel